UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 18, 2012

Portage Resources Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-52791	75-3244927
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Av. Benavides 441 Apto 101B

Miraflores, Lima 18, Peru

 (Address of Principal Executive Officers)

Registrant's telephone number, including area code:  011-511-733-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On April 18, 2011, Portage Resources, Inc. (hereinafter known as the “Company”) engaged MNP LLP as the Company’s independent public accounting firm.  The decision to engage MNP LLP has been approved by the Company’s Board of Directors.

The previous certified accountants, MADSEN & Associates CPA’s INC. (hereinafter known as “Madsen”), had been the Company’s certifying auditors since inception.  During the years ended December 31, 2007, 2008, 2009, 2010 and 2011, and any subsequent interim periods, there were (1) no disagreements on with MADSEN on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulations S-K).  The Company has provided Madsen with a copy of this disclosure.  The Company has requested that MADSEN furnish the Company with a letter stating whether or not MADSEN agrees with the above statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2012	Portage Resources Inc.

/s/ Paul Luna Belfiore
PAUL LUNA BELFIORE
Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

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